Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AND RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of Express Scripts, Inc. (the “Company”) for the period ended March 31, 2007, I, George Paz, President, Chief Executive Officer and Chairman of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and Exchange Act Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY:	/s/ George Paz George Paz President, Chief Executive Officer and Chairman Express Scripts, Inc.
Date:	April 23, 2007